UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2011

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1520 Old Trolley Road
Summerville, SC 29485

 (Address of principal executive offices) (Zip Code)

(843) 574-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, Force Protection, Inc. (the “Company”) entered into a Consulting Agreement with Lenna Ruth Macdonald (the “Consulting Agreement”) effective as of March 18, 2011.  Previously, on January 25, 2011, the Company determined that Ms. Macdonald was no longer an executive officer as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended, and that as of such date, would not be acting in the capacity of Chief Strategy Officer, General Counsel and Corporate Secretary of the Company.  Ms. Macdonald agreed to remain with the Company until March 18, 2011.

The Consulting Agreement commences on March 18, 2011 and has a term of eighteen (18) months, during which time Ms. Macdonald will provide certain services to the Company and will act as an independent contractor.  In consideration for her services, the Company will pay Ms. Macdonald $27,000 per month, and all payments will accelerate upon the expiration of sixty days after a change in control of the Company, upon the death or disability of Ms. Macdonald or upon the failure by the Company to make the payments to Ms. Macdonald.  Ms. Macdonald also agreed to certain covenants, including covenants not to disclose trade secrets or confidential information of the Company, not to solicit employees of the Company and not to engage in a competitive activity with the Company (which was expanded in breadth from her Severance Agreement), as well as to abide by a duty of care and the Company’s Code of Conduct and Ethics.

Ms. Macdonald also entered into a General Release effective as of March 18, 2011 as part of her Severance Agreement dated March 24, 2008, as amended on December 24, 2008 and January 12, 2009.  (See the Severance Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 24, 2008, the First Amendment filed as Exhibit 10.76 to the Company’s Annual Report on Form 10-K filed on March 26, 2009 and the Second Amendment filed as filed as Exhibit 10.83 to the Company’s Annual Report on Form 10-K filed March 26, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: March 18, 2011
/s/ John F. Wall, III
(Signature)

Name: John F. Wall, III
Title: Senior Vice President, Assistant General Counsel and Corporate Secretary